Exhibit 5.1

January7, 2022

TechPrecision Corporation

1 Bella Drive

Westminster, Massachusetts 01473

RE: TechPrecision Corporation, a Delaware corporation

Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to TechPrecision Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (“SEC”) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling securityholders described in the Registration Statement under “Selling Securityholders” of up to 3,902,727 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of: (i) up to 3,202,727 shares of Common Stock that were issued to the PIPE Investors (the “PIPE Shares”), (ii) up to 600,000 shares of Common Stock that were issued to a certain former securityholder of Stadco, a wholly owned subsidiary of the Company, at the closing of the Acquisition (the “Acquisition Shares” and together with the PIPE Shares, the “Shares”) and (ii) up to 100,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the warrants (the “Acquisition Warrants”) originally issued in connection with the Acquisition. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith;

(b) the Securities and Purchase Agreement (“PIPE Agreement”) dated August 25, 2021 by and among the Company and the PIPE Investors;

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(c) the Stock and Warrant Purchase Agreement (“SPA”) effective as of August 24, 2021, between the Company and Five Crowns Credit Partners, LLC; and

(d) the Acquisition Warrants.

Also, we have examined and relied upon the following:

(i)                 (A) true and correct copies of the certificate of incorporation and amended and restated bylaws of the Company, each as in effect the date hereof and as amended, supplemented or modified to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Shares, the Acquisition Warrants and the Warrant Shares by the Company; and

(ii)              originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)               Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company and the Selling Securityholders as set forth in the PIPE Agreement or the SPA, (iii) representations of the Selling Securityholders as set forth in certain questionnaires delivered to the Company and (iv) certificates and assurances from public officials, all of such representations, certificates and assurances are accurate with regard to factual matters.

(b)               Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and authorized.

(c)               Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)               Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the PIPE Agreement and the SPA are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the PIPE Agreement, the SPA and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who signed the PIPE Agreement, the SPA and the Acquisition Warrants had the legal capacity to execute such documents.

(e)               Authorization, Execution and Delivery of the PIPE Agreement and SPA. The PIPE Agreement, the SPA and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)                Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g)               No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, the Acquisition Warrants and the Warrant Shares as contemplated by the Registration Statement, the PIPE Agreement and the SPA. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the PIPE Agreement or SPA.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

(1) the Shares have been validly issued and are fully paid and non-assessable; and

(2) the Warrant Shares, when issued upon exercise of the Acquisition Warrants against payment therefor in accordance with the terms of the Acquisition Warrants, will have been validly issued and will be fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations.

(a)       Applicable Law. Our opinions are limited to Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP

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